Exhibit 23.9


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated 15 March 1996, on the consolidated financial statements of XYZ Entertainment Pty Limited for the year ended December 31, 1995, and all related financial statement schedules, which reports appear in the February 28, 1998 Annual Report on Form 10-K of United International Holdings, Inc.


/S/  Deloitte Touche Tohmatsu
-----------------------------
DELOITTE TOUCHE TOHMATSU
Chartered Accountants

Sydney, Australia
January 27, 1999